QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Certified Public Accountants

To: Pacific Premier Bancorp, Inc., and Subsidiaries

We consent to the incorporation of our report dated February 28, 2003 on the consolidated financial statements of Pacific Premier Bancorp, Inc., and Subsidiaries as of December 31, 2002, and for the year then ended, included in its Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ VAVRINEK, TRINE, DAY & CO., LLP Vavrinek, Trine, Day & Co., LLP Certified Public Accountants Rancho Cucamonga, California March 27, 2003

QuickLinks

  Exhibit 23.1
Consent of Independent Certified Public Accountants